Exhibit 99.1

American Realty Capital Properties Announces Appointment of
Hugh R. Frater as Non-Executive Chairman and Addition of Julie G. Richardson to the Board of Directors

Phoenix, AZ, April 1, 2015 - American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) today announced the appointment of Hugh R. Frater as Non-Executive Chairman of the Board of Directors. In addition, the Company announced that Julie G. Richardson has joined the Board as an Independent Director. Both appointments are effective today.
The appointments follow the Company’s previous announcements that Glenn Rufrano would join ARCP as Chief Executive Officer and as a director, and that Leslie Michelson and Governor Edward Rendell would step down from the Board, each effective today. William Stanley, who has served as Interim Chairman and CEO, resumes his position as an Independent Director with the appointments of Messrs. Rufrano and Frater. Thomas A. Andruskevich, formerly Interim Lead Independent Director, and Bruce D. Frank continue in their positions as Independent Directors. The appointments announced today will result in a six-member board. The Board continues its search for another independent director to achieve its goal of a seven-member board.
“We are very pleased to welcome both Hugh and Julie to the ARCP Board of Directors,” stated Mr. Andruskevich, who led the search for the Company’s Chief Executive Officer and directors. “These appointments represent a major milestone in the Board’s stated goal of reconstituting the Board. Coupled with Glenn Rufrano’s appointment as CEO, the new directors provide additional public company leadership experience as well as proficiency in real estate, capital markets, investment management, credit and other relevant disciplines for the benefit of our shareholders as the Company looks toward the future.”
“Hugh is a seasoned real estate leader, manager and operations specialist with a distinguished career in investment management and financial services, and has served in leadership roles with major financial organizations,” added Mr. Andruskevich. “The Board is confident that he and Glenn Rufrano, our new CEO, are the right leadership team to deliver value and stability for our shareholders moving forward.”
Mr. Andruskevich noted, “Julie brings a diverse skill set, including experience in capital markets, corporate finance and M&A. She also brings significant experience overseeing complex investments with a focus on value creation, including a variety of situations that included management changes and company repositioning.”
Hugh R. Frater
Mr. Frater is currently Chairman of Berkadia, an industry-leading commercial real estate company that is owned 50% by Berkshire Hathaway and 50% by Leucadia National Corporation, providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. Mr. Frater formerly served as the company’s Chief Executive Officer. Prior to Berkadia, Mr. Frater was Executive Vice President at PNC Financial Services, where he led the real estate division. He was also a Founding Partner and Managing Director of BlackRock, Inc., the largest global investment manager, where he also led the real estate practice. Mr. Frater is active in industry affairs, serving on the Board of Directors of the Mortgage Bankers Association (MBa), as Vice Chair of the MBa GSE Multifamily Task Force and Chair of the MBa Affordable Rental Task Force as well as a member of the MBa Audit Committee. He also serves on the Real Estate Advisory Board at the Columbia University Graduate School of Business. He has an MBA degree from the Columbia Business School and a Bachelor’s Degree from Dartmouth College.

Julie G. Richardson
Ms. Richardson was most recently a Senior Advisor to Providence Equity Partners, a global asset management firm with over $40 billion in assets. From 2003 to 2012, she was a Partner and Managing Director at Providence Equity, and oversaw the firm’s New York office. While at Providence Equity, her responsibilities included leading the initiation and execution of deals, and optimizing operating results and strategic positioning of portfolio companies throughout Providence Equity’s ownership period. Prior to Providence Equity, Ms. Richardson served as Global Head of JP Morgan’s Telecom, Media and Technology Group, and was previously a Managing Director in Merrill Lynch’s investment banking group. Ms. Richardson currently serves on the Board of The Hartford Financial Group, and is a graduate of the University of Wisconsin-Madison.
About ARCP
ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,650 properties totaling 103 million square feet of leasable space in 49 states, as well as Washington D.C., Puerto Rico and Canada. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.
Forward-Looking Statements
Information set forth herein may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP,” the “Company,” “us,” “our” and “we”) expectations regarding future events. Forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.
The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: the developments disclosed herein; ARCP’s ability to reestablish the financial network that supports Cole Capital®; ARCP’s ability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K on October 29, 2014; the timing and expense of the remediation of ARCP’s material weaknesses in disclosure controls and procedures and internal control over financial reporting; the impact and outcome of litigation and regulatory investigations related to the recent Audit Committee investigation and restatement of ARCP’s financial statements; the impact of ARCP’s debt covenants on ARCP’s overall borrowing flexibility; the level and frequency of the dividend to be established by ARCP’s Board of Directors compared to the level and frequency of the dividend ARCP previously paid; ARCP’s ability to establish a timely financial reporting schedule; the impact of the recent downgrade in ARCP’s credit rating to below investment-grade; the changes in the business plans and financial condition of ARCP’s tenants; the impact of impairment charges in respect of certain of ARCP’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Media Contact:
John Bacon, Vice President, Marketing
American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com
Investor Contact
Bonni Rosen, Director Investor Relations
American Realty Capital Properties, Inc.
877.405.2653 | brosen@arcpreit.com